EXHIBIT 23.1
                                                            ------------




         Consent of Independent Registered Public Accounting Firm




   The Board of Directors
   Madison Square Garden, Inc.:


        We consent to the incorporation by reference in the registration statement on Form S-8 of Madison Square Garden, Inc. of our report dated January 13, 2010 with respect to the combined financial statements of Madison Square Garden, Inc. included in its registration statement on Form 10 Amendment No. 7 filed with the Securities and Exchange Commission on January 14, 2010.




   /s/ KPMG LLP

   New York, New York
   January 29, 2010